UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 31, 2004

(Date of earliest event reported)

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-16960	22-2584333
(Commission File Number)	IRS Employer Identification No.

10350 Ormsby Park Place, Suite 601, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 420-9500

(Registrant’s telephone number, including area code)

ITEM 2.  Acquisition or Disposition of Assets.

Effective July 31, 2004, The Genlyte Group Incorporated (the “Company”), through its wholly-owned subsidiaries, acquired the 32% minority interest owned by Thomas Industries Inc. (“Thomas”) in Genlyte Thomas Group LLC (“GTG”), pursuant to a Purchase Agreement by and among The Genlyte Group Incorporated, Genlyte Thomas Group LLC, and Thomas Industries Inc., dated May 20, 2004.  The transaction was structured as an asset purchase of various interests owned by Thomas and certain of its subsidiary entities.  The purchase price was $386,500,000 plus 32% of GTG’s earnings, less distributions to Thomas, from January 1, 2004 through the closing at July 31, 2004.  The total purchase price was approximately $401,550,000, including approximately $1,200,000 of acquisition related costs.  However, the purchase price amount is subject to adjustment pending final determination of GTG’s earnings and taxes.  The purchase price was determined through arm’s length negotiations between the Company and Thomas.  Lehman Brothers provided the Company with a fairness opinion.

The purchase, of course, includes 32% of the property, plant, and equipment owned by GTG, the cost and accumulated depreciation of which are fully consolidated in the Company’s balance sheet. These assets have been used by GTG for designing, manufacturing, marketing, and selling lighting fixtures, controls, and related products.  The Company intends to continue using these assets for the same purpose.

The transaction was financed with approximately $88,550,000 of the Company’s available cash and short-term investment balances plus approximately $313,000,000 borrowed from four new credit facilities that are detailed below:

On August 2, 2004, the Company amended and restated the former three-year credit facilities entered into on July 29, 2003, to provide additional borrowing capacity.  The amended facilities consist of a $180,000,000 U.S. revolving credit facility and a $20,000,000 Canadian revolving credit facility (both unsecured credit) with a syndicate of eleven banks and now mature on July 31, 2009.  In addition, under the same agreement, the Company entered into a $100,000,000 U.S. term loan that is payable in five equal installments of $20,000,000 expiring on July 31, 2009.

On August 2, 2004, the Company, through its newly formed, wholly-owned subsidiary, Genlyte Receivables Corporation, entered into a U.S. asset backed securitization (“ABS”) agreement for $100,000,000 “on balance sheet” financing, which matures on July 31, 2005 and is renewable for two additional years. GTG trade accounts receivable were sold to Genlyte Receivables Corporation, a bankrupt remote entity that secured the debt financing.

On August 2, 2004, Genlyte borrowed $113,000,000 against the U.S. revolving credit facility, $100,000,000 against the U.S. term loan, and $100,000,000 against the ABS agreement.

The foregoing descriptions of the Purchase Agreement and the debt agreements are brief summaries and do not purport to be complete.  They are qualified in their entirety by reference to the full text of the agreements, which are included as exhibits 2.1, 10.1, and 10.2 to this Form 8-K.

ITEM 7.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required to be filed by this Item are not included herein. As allowed by the general instructions for Form 8-K, they will be filed by amendment to this Form 8-K not later than October 14, 2004, which is 60 days after the date that this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed by this Item is not included herein. As allowed by the general instructions for Form 8-K, it will be filed by amendment to this Form 8-K not later than October 14, 2004, which is 60 days after the date that this Form 8-K is required to be filed.

(c)	Exhibits

2.1

Purchase Agreement by and among The Genlyte Group Incorporated, Genlyte Thomas Group LLC, and Thomas Industries Inc., dated May 20, 2004, filed as Exhibit 2 to the Company’s report on Form 8-K dated May 25, 2004, hereby incorporated by reference

10.1

Amended and Restated Credit Agreement dated as of August 2, 2004 among The Genlyte Group Incorporated, Genlyte Thomas Group LLC, Genlyte Holdings Inc., Genlyte Lighting Corporation, Genlyte CLP Nova Scotia ULC and Genlyte CGP Nova Scotia ULC as the Borrowers and the lending institutions named therein as the Lenders

10.2

Receivables Purchase Agreement dated as of August 2, 2004 among Genlyte Receivables Corporation, as Seller, Genlyte Thomas Group LLC, as Servicer, Jupiter Securitization Corporation, Bank One NA (Main Office Chicago), as Agent, and The Genlyte Group Incorporated, as Provider

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

	By:	/s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer
Date: August 12, 2004

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase Agreement by and among The Genlyte Group Incorporated, Genlyte Thomas Group LLC, and Thomas Industries Inc., dated May 20, 2004, filed as Exhibit 2 to the Company’s report on Form 8-K dated May 25, 2004, hereby incorporated by reference

10.1

Amended and Restated Credit Agreement dated as of August 2, 2004 among The Genlyte Group Incorporated, Genlyte Thomas Group LLC, Genlyte Holdings Inc., Genlyte Lighting Corporation, Genlyte CLP Nova Scotia ULC and Genlyte CGP Nova Scotia ULC as the Borrowers and the lending institutions named therein as the Lenders

10.2

Receivables Purchase Agreement dated as of August 2, 2004 among Genlyte Receivables Corporation, as Seller, Genlyte Thomas Group LLC, as Servicer, Jupiter Securitization Corporation, Bank One NA (Main Office Chicago), as Agent, and The Genlyte Group Incorporated, as Provider